Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Stride, Inc.

Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-213033, No. 333-148436, No. 333-198608 and No. 333-206083) of Stride, Inc. of our reports dated August 10, 2021, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Stride, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Potomac, Maryland

August 10, 2021